Exhibit 10.1

EXECUTION VERSION

US$375,000,000 Revolving Credit Facility Agreement

Restatement Agreement

National Australia Bank Limited

and

Barclays Bank PLC

as Mandated Lead Arrangers

and

National Australia Bank Limited

as Agent and Security Agent

relating to a facility agreement dated 14 June 2011 (as amended pursuant to an amendment letter dated 30 June 2011 and an amendment letter dated 25 July 2012)

8 July 2013

THIS RESTATEMENT AGREEMENT is made on 8 July 2013

BETWEEN:

(1)	ENSTAR GROUP LIMITED (a company under the laws of Bermuda with registered number EC30916) (the “Parent”);

(2)	THE COMPANIES listed in part 1 of schedule 2 (Obligors) as borrowers (the “Borrowers”);

(3)	THE COMPANY listed in part 2 of schedule 2 (Obligors) as an additional borrower (the “New Borrower”);

(4)	THE COMPANIES listed in part 3 of schedule 2 (Obligors) as guarantors (the “Guarantors”);

(5)	THE COMPANIES listed in part 3 of schedule 2 (Obligors) as additional guarantors;

(6)	NATIONAL AUSTRALIA BANK LIMITED and BARCLAYS BANK PLC as bookrunners and mandated lead arrangers (the “Mandated Lead Arrangers”);

(7)	THE FINANCIAL INSTITUTIONS listed in schedule 1 as lenders (the “Lenders”);

(8)	NATIONAL AUSTRALIA BANK LIMITED in its capacity as agent for the Lenders under the Facility Agreement (the “Agent”); and

(9)	NATIONAL AUSTRALIA BANK LIMITED in its capacity as agent and trustee for the Finance Parties under the Transaction Security Documents (the “Security Agent”).

WHEREAS:

(A)	Certain parties to this agreement entered into a facility agreement dated 14 June 2011 (as amended pursuant to an amendment letter dated 30 June 2011 and an amendment letter dated 25 July 2012) under which certain of the Lenders made available to the Parent a US$250,000,000 revolving credit facility (the “Facility Agreement”).

(B)	The Parent has agreed to transfer on the date of this agreement and prior to the Effective Date US$116,000,000 of the Loan (the “Novated Portion”) to the New Borrower together with all rights, privileges, duties, obligations and liabilities in connection with the Novated Portion and the Finance Parties each agree to such transfer.

(C)	By entering into this agreement, with effect from the Effective Date Royal Bank of Canada will become a Lender in accordance with the terms of this agreement.

(D)	National Australia Bank Limited and Barclays Bank PLC have agreed to transfer to Royal Bank of Canada immediately prior to the Effective Date a pro rata portion of their respective Commitments and participations in Loans (a “Pro Rata Portion”) so that with effect from the Effective Date the Lenders shall each hold an equal amount of Commitments and participations in Loans.

(E)	Pursuant to the terms of this agreement, the parties have agreed to amend the terms of the Facility Agreement to inter alia increase the amount of the facility up to US$375,000,000.

(F)	The parties to this agreement have agreed to enter into this agreement in order to amend and restate the terms of the Facility Agreement in the manner set out below.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

Unless a contrary intention appears in this agreement, any word or expression defined in the Facility Agreement will have the same meaning when it is used in this agreement.

In this agreement:

“Effective Date” means the date on which the Agent notifies the Parent that all the conditions precedent listed in schedule 3 (Conditions Precedent) have been fulfilled to its satisfaction;

“Harper Share Pledge” means the Transaction Security Document listed in paragraph 5.1(b) of schedule 3 (Conditions Precedent);

“New Guarantors” means the party listed in part 3 of schedule 2 (Obligors) as a New Guarantor and any person which accedes to this agreement as a New Guarantor;

“Obligors” means the Borrowers, the New Borrower, the Guarantors and the New Guarantors;

“Pro Rata Transfers” means the transfers of the Pro Rata Portions together with all related rights and obligations under the Finance Documents pursuant to clause 4 (Transfer of Commitments and Loans); and

“Restated Facility Agreement” means the Facility Agreement as amended and restated in accordance with this agreement in the form set out in schedule 4.

1.2	Construction

Clause 1.2 (Construction) of the Facility Agreement will be deemed to be set out in full in this agreement, but as if references in that clause to the Facility Agreement were references to this agreement.

2.	ACCESSION OF ADDITIONAL OBLIGORS

2.1	The parties intend and agree that the provisions of this clause 2 shall take effect as an Accession Letter for the purposes of the Facility Agreement.

2.2	On or immediately prior to the Effective Date (subject to clause 6.2 below):

(a)	the New Borrower agrees to become an Additional Borrower and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional Borrower pursuant to clause 26.2 (Additional Borrowers) of the Facility Agreement; and

(b)	each of the New Guarantors agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional Guarantor pursuant to clause 26.3 (Additional Guarantors) of the Facility Agreement.

2.3	The administrative details for the New Borrower and the New Guarantors are as follows:

Address:	Windsor Place
18 Queen Street
Hamilton
Bermuda HM 11

Fax:	001 441 296 0895

Attention:	Richard Harris

3.	NOVATION OF LOANS

Upon the accession of the New Borrower as an Additional Borrower pursuant to clause 2 (Accession of Additional Obligors) on or immediately prior to the Effective Date (subject to clause 6.2 below):

3.1	Each Finance Party and the Parent shall be released from all further obligations to each other in relation to the Novated Portion under the Facility Agreement and their respective rights against each other under the Facility Agreement in relation to the Novated Portion shall be cancelled (all such rights and obligations referred to in this clause 3.1 being the “discharged rights and obligations”).

3.2	Each Finance Party and the New Borrower shall assume obligations towards the other and/or acquire rights and benefits against each other which differ from the discharged rights and obligations only insofar as that Finance Party or the New Borrower have assumed and/or acquired the same in place of that Finance Party.

3.3	The Finance Parties and the New Borrower shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Borrower been the Parent with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Finance Parties and the Parent shall each be released from further obligations to each other in relation to the Novated Portion under the Facility Agreement.

4.	TRANSFER OF COMMITMENTS AND LOANS

4.1	The parties to this agreement intend and agree that the provisions of this clause 4 shall take effect as a Transfer Certificate for the purposes of the Facility Agreement and the Restated Facility Agreement, receipt of which is hereby acknowledged and consented to by the Parent.

4.2	Each of National Australia Bank Limited and Barclays Bank PLC (each, an “Existing Lenders”), Royal Bank of Canada (the “New Lender”) and the Agent agree to the transfer by each Existing Lender of their respective Pro Rata Portions to the New Lender pursuant to clause 4.3 below.

4.3	Subject to clause 6.1 (Effective Date), with effect immediately prior to the Effective Date:

(a)	each Existing Lender transfers to the New Lender its Pro Rata Portion; and

(b)	the New Lender undertakes with each Existing Lender and each of the other parties to the Restated Facility Agreement that it will perform all those obligations which, by the terms of the Restated Facility Agreement, will be assumed by it following the Pro Rata Transfers.

4.4	The New Lender acknowledges and agrees that it enters into this deed subject to the terms of clause 26.4 (Limitation of responsibility of Existing Lenders) of the Restated Facility Agreement.

4.5	The Agent agrees that no transfer fee shall be payable by the New Lender to the Agent under clause 26.3 of the Restated Facility Agreement or otherwise in connection with the Pro Rata Transfers.

5.	RESTATEMENT OF FACILITY AGREEMENT

5.1	The Facility Agreement will, with effect from (and including) the Effective Date, be amended and restated in the form set out in schedule 4 so that the rights and obligations of the parties to this agreement relating to their performance under the Facility Agreement from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Restated Facility Agreement.

5.2	The parties to this agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Restated Facility Agreement.

6.	EFFECTIVE DATE

6.1	Immediately upon receipt by the Agent of satisfactory confirmation from Ashurst LLP (in their standard form) regarding the satisfaction of the conditions precedent listed in schedule 3 (Conditions Precedent) but prior to the Effective Date, the Pro Rata Transfers shall automatically take place without any further action from any party.

6.2	The Agent will notify the Parent and the Lenders promptly when the Effective Date occurs.

6.3	Other than to the extent that the Majority Lenders notify the Facility in writing to the contrary before the Agent gives the notification described in clause 6.2 above, the Lenders authorise (but do not require) the Agent to give such notifications. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notifications.

6.4	If the Effective Date has not occurred by 31 July 2013 (or any later date which the Agent and the Parent may agree), then clauses 2 (Accession of Additional Obligors), 3 (Novation of Loans), 4 (Transfer of Commitments and Loans), 5 (Restatement), and 7 (Status of Documents) will lapse and the accession of the Additional Obligors pursuant to clause 2 (Accession of Additional Obligors), the novation of Loans set out in clause 3 (Novation of Loans), the Pro Rata Transfers set out in clause 4 (Transfer of Commitments and Loans) and the amendments recorded in clause 5.1 (Restatement) will not take effect.

7.	STATUS OF DOCUMENTS

7.1	Continuing Obligations

(a)	Except as varied by the terms of this agreement, the Facility Agreement and the other Finance Documents will remain in full force and effect. Each party to this agreement reconfirms all of its obligations under the Facility Agreement (as amended and restated by this agreement) and under the other Finance Documents.

(b)	Any reference in the Finance Documents to the Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the Facility Agreement, or that provision, as amended and restated by this agreement.

7.2	Finance Document

This agreement will constitute a Finance Document for the purposes of the Restated Facility Agreement.

7.3	Guarantee Confirmation

Each Guarantor confirms that with effect from (and including) the Effective Date, the guarantees and indemnities set out in clause 19 (Guarantee and Indemnity) of the Restated Facility Agreement shall apply and extend to the obligations of each Obligor under the Finance Documents (as defined in the Restated Facility Agreement) subject to the guarantee limitations set out in clause 19.11 (Guarantee Limitations) of the Restated Facility Agreement.

7.4	Security Confirmation

Each Obligor confirms that the liabilities and obligations arising under the Restated Facility Agreement form part of (but do not limit) the obligations which are secured by the Transaction Security created by it.

8.	EXPENSES

The Parent will on demand pay to the Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by any of the Agent, the Security Agent or the Arrangers in connection with the negotiation, preparation, execution and completion of this agreement and all documents, matters and things referred to in, or incidental to, this agreement.

9.	MISCELLANEOUS

9.1	Invalidity of any Provision

If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

9.2	Counterparts

This agreement may be executed in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument.

9.3	Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no person other than the parties to this agreement shall have any rights under it.

10.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1	Governing Law

This agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.2	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute regarding the existence, validity or termination of this agreement or any non-contractual obligation arising out of or in connection with this agreement) (a “Dispute”).

(b)	The parties to this agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

SCHEDULE 1

Lenders

Name of Lender	Commitments (US$)
National Australia Bank Limited	125,000,000
Barclays Bank PLC	125,000,000
Royal Bank of Canada	125,000,000

SCHEDULE 2

Obligors

Part 1

The Borrowers

Name of Borrower	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Group Limited	Bermuda, EC30916
Enstar (EU) Finance Limited	England and Wales, 07621528

Part 2

The New Borrower

Name of Borrower	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Holdings (US), Inc.	State of Delaware

Part 3

The Guarantors

Name of Guarantor	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Group Limited	Bermuda, EC30916
Enstar (EU) Finance Limited	England and Wales, 07621528
Hillcot Holdings Ltd.	Bermuda, EC32870
Virginia Holdings Ltd.	Bermuda, EC37001
Revir Ltd.	Bermuda, EC28913
Cavell Holdings Limited	England and Wales, 01095628
Kenmare Holdings Ltd.	Bermuda, EC30917
Flatts Limited	England and Wales, 06239044
Knapton Holdings Limited	England and Wales, 07014132

Part 4

The New Guarantor

Name of Guarantor	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Holdings (US), Inc.	State of Delaware

SCHEDULE 3

Conditions Precedent

1.	OBLIGORS

1.1	A copy of the Constitutional Documents of each Obligor, with such amendments as the Security Agent may reasonably request (or if previously delivered to the Agent by an Obligor, a certificate of an authorised signatory of that Obligor confirming that there have been no changes since the date that the copy of the Constitutional Documents was previously delivered to the Agent)

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, this agreement and the Finance Documents and resolving that it executes, delivers and performs the Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Parent to act as its agent in connection with the Finance Documents.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Finance Documents and related documents.

1.4	If required, a copy of a resolution signed by all the holders of the issued shares in each Guarantor, other than the Parent and each New Guarantor, approving the terms of, and the transactions contemplated by this Agreement and the Finance Documents to which each Guarantor or New Guarantor (as applicable) is a party.

1.5	A certificate of the Parent (signed by an officer or a director (as applicable)) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

1.6	A certificate of an authorised signatory of each Obligor certifying that each copy document listed in this schedule 3 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Effective Date.

1.7	In relation the accession of HARPER HOLDING, Sà r.l. as a New Guarantor:

(a)	a letter of accession pursuant to which HARPER HOLDING, Sà r.l shall accede to this agreement as a New Guarantor;

(b)	an electronically signed excerpt from the Luxembourg Trade and Companies Register with respect to HARPER HOLDING, Sà r.l. dated no earlier than the Effective Date;

(c)

an electronically signed certificate as to the non inscription of a court decision (certificat de non-inscription d’une décision judiciaire) pertaining to HARPER HOLDING, Sà r.l. issued by the Luxembourg Trade and Companies Register dated no earlier than the Effective Date certifying that no court decision as to inter alia the faillite, concordat préventif de faillite, gestion contrôlée, sursis de paiement or foreign court decision as to faillite, concordat or other analogous procedures according to Council Regulation (EC) 1346/2000 of 29 May 2000 on insolvency proceedings is filed with the Luxembourg Trade and Companies Register in respect of HARPER HOLDING, Sà r.l.;

(d)	a certificate of an authorised signatory of HARPER HOLDING, Sà r.l. dated no earlier than the Effective Date certifying that such Luxembourg Obligor is not as at the date of the certificate subject to bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite), court ordered liquidation (liquidation judiciaire) or reorganisation, voluntary dissolution or liquidation (dissolution) ou (liquidation volontaire) or any similar procedure affecting the rights of creditors generally, whether under Luxembourg or any other law; and

(e)	a certificate dated no earlier than the Effective Date from the domiciliation agent certifying that a domiciliation agreement with HARPER HOLDING, Sà r.l. is in full force and effect as at a date no earlier the Effective Date.

2.	FINANCE DOCUMENTS

2.1	This agreement executed by the members of the Group party to it.

2.2	The following Transaction Security Documents, executed by the relevant members of the Group party to such document:

(a)	A confirmatory Bermudian law debenture (incorporating a fixed charge over its shares in Cumberland Holdings Ltd. and a floating charge only) granted by the Parent in favour of the Security Agent;

(b)	A confirmatory Bermudian law debenture (incorporating a fixed charge over its shares in Courtenay Holdings Ltd. and a floating charge only) granted by Kenmare Holdings Ltd. in favour of the Security Agent;

(c)	An English law debenture (incorporating a floating charge only) granted by Enstar (EU) Finance Limited in favour of the Security Agent;

(d)	A confirmatory English law debenture (incorporating a fixed charge over its shares in Fieldmill Insurance Company Limited, Hillcot Re Limited, Longmynd Insurance Company Limited and Mercantile Indemnity Company Limited) granted by Kenmare Holdings Ltd. in favour of the Security Agent;

(e)	A confirmatory English law debenture (incorporating a fixed charge over its shares in Brampton Insurance Company Limited and a floating charge only) granted by Hillcot Holdings Ltd. in favour of the Security Agent;

(f)	A confirmatory English law debenture (incorporating a fixed charge over its shares in Unione Italiana (U.K.) Reinsurance Company Limited and a floating charge only) granted by Virginia Holdings Ltd. in favour of the Security Agent;

(g)	A confirmatory English law debenture (incorporating a fixed charge over its shares in River Thames Insurance Company Limited and a floating charge only) granted by Revir Limited in favour of the Security Agent;

(h)	A confirmatory English law debenture (incorporating a fixed charge over its shares in Cavell Insurance Company Limited and a floating charge only) granted by Cavell Holdings Limited in favour of the Security Agent;

(i)	A confirmatory English law debenture (incorporating a fixed charge over its shares in Marlon Insurance Company Limited and a floating charge only) granted by Flatts Limited in favour of the Security Agent;

(j)	A confirmatory English law debenture (incorporating a fixed charge over its shares in Knapton Insurance Limited and a floating charge only) granted by Knapton Holdings Limited in favour of the Security Agent; and

(k)	A confirmatory English law fixed charge over each CRA Account.

2.3	The Fee Letter executed by the Parent.

3.	LEGAL OPINIONS

The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders in form and substance satisfactory to the Agent:

(a)	A legal opinion of Ashurst LLP, legal advisers to the Agent and the Security Agent as to English law;

(b)	A legal opinion of Drinker Biddle & Reath LLP, legal advisers to the Parent as to the laws of the State of Delaware, United States;

(c)	A legal opinion of Wakefield Quin Limited, legal advisers to the Agent and the Security Agent as to Bermudian law; and

(d)	A legal opinion of Stibbe Avocats, legal advisers to the Parent as to Luxembourg law.

4.	OTHER DOCUMENTS AND EVIDENCE

4.1	If any Obligor is incorporated in a jurisdiction other than England and Wales, evidence that Enstar (EU) Limited has accepted its appointment as process agent referred to in clause 42.2 (Service of process) of the Facility Agreement and confirmed it agrees and consents to the provisions of clause 41 (Governing law) and of clause 42 (Enforcement) of the Facility Agreement.

4.2	The group structure chart.

4.3	A copy, certified by an authorised signatory of each Obligor to be a true copy, of the audited consolidated financial statements for 31 December 2012 for that Obligor.

4.4	Evidence of the Consolidated Tangible Net Worth of each Material Company as at the date of the most recent Quarterly Financial Statements.

4.5	A copy of all notices required to be sent under the Transaction Security Documents.

4.6	To the extent not previously delivered to the Agent, originals of all share certificates transfers and stock transfer forms or equivalent, duly executed by the relevant Obligor and other documents of title to be provided under the Transaction Security Documents. In relation to the shares of Obligors incorporated in England, all stock transfer forms are to be executed by two directors or a director and the secretary of the company that owns the relevant shares but with the sections relating to the consideration and the transferee left blank.

4.7	A copy of the Budget.

4.8	Evidence that all fees, costs and expenses have been paid or will be paid by the Effective Date.

5.	DOCUMENTS TO BE ENTERED INTO PRIOR TO HARPER INSURANCE LIMITED BECOMING A MATERIAL COMPANY

5.1	Each of the following unexecuted documents in form and substance satisfactory to the Agent:

(a)	a certificate of an authorised signatory of HARPER HOLDING, Sà r.l. certifying that each copy document listed in this schedule 3 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date that the Harper Share Pledge is executed by the parties thereto;

(b)	a Swiss law share pledge to be granted by HARPER HOLDING, Sà r.l. over the shares in Harper Insurance Limited (the “Harper Share Pledge”);

(c)	the following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(i)	a legal opinion of Stibbe Avocats, legal advisers to the Parent as to Luxembourg law; and

(ii)	a legal opinion of Homburger AG, legal advisers to the Agent and the Security Agent as to Swiss law; and

(d)	all notices required to be sent under the Harper Share Pledge.

SCHEDULE 4

Restated Facility Agreement

Signatories to the Restatement Agreement

Parent

ENSTAR GROUP LIMITED

/s/ Paul O’Shea

By:	PAUL O’SHEA

Borrowers

ENSTAR GROUP LIMITED

/s/ Paul O’Shea

By:	PAUL O’SHEA

ENSTAR (EU) FINANCE LIMITED

/s/ Theo Wilkes

By:	THEO WILKES

New Borrower

ENSTAR HOLDINGS (US), INC.

/s/ Tom Nichols

By:	TOM NICHOLS

Guarantors

ENSTAR GROUP LIMITED

/s/ Paul O’Shea

By:	PAUL O’SHEA

ENSTAR (EU) FINANCE LIMITED

/s/ Theo Wilkes

By:	THEO WILKES

Signatories to the Restatement Agreement

HILLCOT HOLDINGS LTD.

/s/ Adrian Kimberley

By:	ADRIAN KIMBERLEY

VIRGINIA HOLDINGS LTD.

/s/ Adrian Kimberley

By:	ADRIAN KIMBERLEY

REVIR LTD.

/s/ Adrian Kimberley

By:	ADRIAN KIMBERLEY

CAVELL HOLDINGS LIMITED

/s/ Paul Thomas

By:	PAUL THOMAS

KENMARE HOLDINGS LTD.

/s/ Adrian Kimberley

By:	ADRIAN KIMBERLEY

FLATTS LIMITED

/s/ Alan Turner

By:	ALAN TURNER

KNAPTON HOLDINGS LIMITED

/s/ Paul Thomas

By:	PAUL THOMAS

New Guarantors

ENSTAR HOLDINGS (US), INC.

/s/ Tom Nichols

By:	TOM NICHOLS

Signatories to the Restatement Agreement

Arrangers

NATIONAL AUSTRALIA BANK LIMITED

/s/ Ray Catt

By:	RAY CATT

BARCLAYS BANK PLC

/s/ Chris Brown

By:	CHRIS BROWN

Lenders

NATIONAL AUSTRALIA BANK LIMITED

/s/ Ray Catt

By:	RAY CATT

BARCLAYS BANK PLC

/s/ Chris Brown

By:	CHRIS BROWN

ROYAL BANK OF CANADA

/s/ T P Holland

By:	T P HOLLAND

Agent

NATIONAL AUSTRALIA BANK LIMITED

/s/ Ray Catt

By:	RAY CATT

Security Agent

NATIONAL AUSTRALIA BANK LIMITED

/s/ Ray Catt

By:	RAY CATT